UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/23/2005

Captaris, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-25186

Washington	91-1190085
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

10885 N.E. 4th Street, Suite 400
Bellevue, Washington 98004
(Address of Principal Executive Offices, Including Zip Code)

(425) 455-6000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of Captaris, Inc., upon the recommendation of the Governance Committee, has elected Daniel R. Lyle to the Board of Directors to serve as a Class I Director, effective May 26, 2005. Mr. Lyle will also serve as member of the Audit Committee. In accordance with the Bylaws of Captaris, Mr. Lyle's term will expire at the company's 2006 Annual Meeting of Shareholders.

Mr. Lyle served as a partner at PricewaterhouseCoopers LLP from 1982 to June 2003 where he served, most recently, as Managing Partner of the firm's National Retail Practice. Mr. Lyle also serves as a member of the Board of Directors and is Chairman of the Audit Committee of RedEnvelope, Inc., an online retailer of upscale gifts. He received a B.A. in Economics from California State University, Northridge and an M.B.A. from the University of California at Los Angeles.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Captaris, Inc.

Date: May 25, 2005.	By:	/s/ Pete Papano
Pete Papano
Chief Financial Officer